EXHIBIT 5.1

August 14, 2025

TSS, Inc.

110 E. Old Settlers Blvd.

Round Rock, Texas 78664

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to TSS, Inc., a Delaware corporation (the “Company”), in connection with the offering of up to an aggregate of 3,450,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on its Registration Statement on Form S-3 (File No. 333-284153) filed with the Securities and Exchange Commission (together with all amendments thereto, the “Registration Statement”). We have examined the Registration Statement and such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the shares of Common Stock offered by the Company, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

In expressing the opinion set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so, and (v) all public records reviewed by us or on our behalf are accurate and complete. We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Christopher R. Johnson
Principal